EXHIBIT 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                  AND REPORT ON FINANCIAL STATEMENT SCHEDULES

The Board of Directors
  ECKERD CORPORATION AND SUBSIDIARIES

     The audits referred to in our report dated March 18, 1994 included the related financial statement schedules as of January 29, 1994 and January 30, 1993, and the fiscal years ended January 29, 1994, January 30, 1993 and February 1, 1992 included in the Registration Statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We consent to the use of our audit reports included herein, and on the consolidated financial statements and related financial statement schedules of Eckerd Corporation and Subsidiaries included in its Annual Report on Form 10-K as of January 29, 1994 and January 30, 1993, and the fiscal years ended January 29, 1994, January 30, 1993 and February 1, 1992 incorporated by reference, and to the reference to this Firm under the heading "Experts" in the Prospectus.

                                          KPMG PEAT MARWICK


TAMPA, FLORIDA
MARCH 31, 1994